UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee		37201

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 11, 2009, Pinnacle Financial Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as the representative of several underwriters named in Schedule I thereto for the sale of 7,700,000 shares (the “Firm Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), in a public offering. In addition, pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 1,155,000 additional shares of Common Stock (the “Additional Shares,” and together with the Firm Shares, the “Shares”). The public offering price was $13.00 per share. The net proceeds of the public offering, after underwriting discounts and commissions, are expected to be approximately $95.1 million (approximately $109.4 million if the option to purchase the Additional Shares is exercised in full). The closing of the public offering is expected to occur on or about June 16, 2009.
     Subject to specified exceptions, each of the Company’s directors and executive officers have entered into lock-up agreements and have agreed for a period of 90 days after the date of the final prospectus supplement, dated June 11, 2009, not to directly or indirectly: (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any stock, options, warrants or other securities of the Company, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any stock, options, warrants or other securities of the Company held or deemed to be beneficially owned by the person or entity without the prior written consent of Raymond James & Associates, Inc. or (2) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person or the entity has or may have hereafter to require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale, transfer or other disposition of any of the securities held or deemed to be beneficially owned by the person or entity, or to otherwise participate as a selling securityholder in any manner in any registration by the Company under the Securities Act.
     The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.
     The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-159395), filed on May 21, 2009 and as amended on May 29, 2009 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 10, 2009 and a final prospectus supplement dated June 11, 2009.
     The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.01.
Item 8.01 Other Events.
     On June 11, 2009, the Company issued a press release announcing the pricing of the above-described public offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     Additionally, the opinion and consent of Bass, Berry & Sims PLC as to the validity of the Shares offered pursuant to the final prospectus supplement dated June 11, 2009 filed herewith as Exhibit 5.1 and 23.1, respectively, are incorporated by reference into the Registration Statement as an exhibit thereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
1.1	Underwriting Agreement dated June 11, 2009 between Pinnacle Financial Partners, Inc. and Raymond James & Associates, Inc. as Representative of the Several Underwriters named in Schedule I thereto.

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

99.1	Press release dated June 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer
Date: June 11, 2009

EXHIBIT INDEX
1.1	Underwriting Agreement dated June 11, 2009 between Pinnacle Financial Partners, Inc. and Raymond James & Associates, Inc. as Representative of the Several Underwriters named in Schedule I thereto.

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

99.1	Press release dated June 11, 2009.